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                                                                     EXHIBIT 3.3

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION



         1. Integrated Orthopaedics, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts amended and restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date (collectively, the "Articles of Incorporation") and as further amended by such amended and restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof. The Articles of Incorporation are being amended in their entirety by these amended and restated articles of incorporation.


         2. Each such amendment made by these amended and restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such amended and restated articles of incorporation and each such amendment made by the amended and restated articles of incorporation were duly adopted by the shareholders of the Corporation on the _____ day of _________, 2001.

         3. The number of shares of common stock outstanding was _____________; the number of shares of common stock entitled to vote on the amended and restated articles of incorporation as so amended was __________; the number of shares voted for such amended and restated articles as so amended was _____________; and the number of shares voted against such amended and restated articles as so amended was _____________.

         4. In connection with the amendment and restatement of the Articles of Incorporation of the Corporation, the Corporation is effecting a 1.0 for 5.0 reverse stock split of the Common Stock that results in a decrease in the outstanding shares of Common Stock of the Corporation in the following manner:

         Upon the filing of this amended and restated articles of incorporation, each share of the Common Stock, par value $0.001 per share ("Old Common Stock"), of the Corporation authorized and outstanding immediately prior to the effectiveness of the merger of PowerBrief, Inc., a Delaware corporation, with and into the Corporation shall be automatically converted into, and deemed for all purposes to be, 0.20 of a share of Common Stock, par value $0.001 per share ("New Common Stock"), of the Corporation, and written notice thereof shall forthwith be given by the Secretary of the Corporation to the holders of the outstanding shares of the Old Common Stock in person or at their latest addresses reflected on the records of the Corporation, together with notice of the procedures hereinafter specified for exchange or replacement of the certificates representing shares of the Old Common Stock. Upon surrender of the certificate(s) representing shares of such stock by the registered holder thereof in properly endorsed and due form for exchange and cancellation (together with all necessary stock powers and other appropriate documentation), or upon receipt of evidence reasonably satisfactory to the executive officers of the Corporation of the loss, theft, or destruction of the certificate(s) therefor from the registered holder of such stock (together with delivery of an indemnity bond in appropriate amount, payable to the Corporation, if the executive officers shall so require it in their reasonable judgment), the transfer agent of the Corporation shall accept and cancel the certificate(s) surrendered, if applicable, and shall issue to such holder certificate(s), endorsed with such legends as are required or are appropriate, in such denominations as such holder may request, amounting to 0.20 shares of the New Common Stock for every one share of the Old Common Stock as shall have been surrendered or for which satisfactory evidence of loss, theft, or destruction shall have been received; provided, however, that any fractional shares of New Common Stock resulting from such conversion (calculated per record holder of Old Common Stock based on the aggregate number of shares of New Common Stock such holder is entitled to receive as a result of the reverse stock split) shall be cancelled, and, in lieu thereof, the holder of such fractional share shall be paid cash in an amount equal to the product obtained by multiplying (a) five times the average of the daily high and low sales prices, regular way, of one share of Old Common Stock (rounded to the nearest ten thousandth) on the American Stock Exchange ("AMEX") (as reported in the New York City edition of the Wall Street Journal or, if not reported thereby, another nationally recognized source), or, in the event that the Common Stock is not listed on the AMEX, the daily average of the highest bid and lowest asked prices in the domestic over-the counter market as reported by the National Quotations Bureau LLP, or any similar successor organization, in each case during the ten consecutive trading day period ending on the second trading day prior to the effectiveness of this amendment and restatement, by (b) the fraction resulting from such conversion. The Company's exchange agent shall enter the fact of cancellation of the old share certificate(s) for Old Common Stock and the issuance of the new certificate(s) for New Common Stock and the appropriate name or names of the holders of such shares represented by the new certificate(s) on its stock records and transfer books. To the extent that the holders of the shares of the Old Common Stock shall not present their shares for exchange in the manner specified above, such failure to act shall in no circumstance affect their status as holders of the New Common Stock or the validity of their shares, except that each certificate they hold after the effective date of this amendment and restatement that prior thereto represented shares of the Old Common Stock shall be deemed to represent the appropriate number as determined above of the authorized and outstanding shares of the New Common Stock for every purpose, or, in the case of fractional shares of New Common Stock, shall be deemed to represent the right to receive cash in lieu thereof as determined above.

         5. The Articles of Incorporation are hereby superseded by the following amended and restated articles of incorporation which accurately copy the entire text thereof, as amended as set forth in these amended and restated articles of incorporation:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                POWERBRIEF, INC.


                                    ARTICLE I

         The name of the corporation is PowerBrief, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.


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                                   ARTICLE III

         The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue is 120,000,000, consisting of: one class of 100,000,000 shares of common stock with par value of $0.001 per share, and one class of 20,000,000 shares of preferred stock with par value of $0.001 per share. Cumulative voting of the shares is expressly prohibited. No shareholder or other person shall have any preemptive rights whatsoever.

         The board of directors is authorized, from time to time, to divide the preferred stock into series, to fix and determine separately for each series any or all of the relative rights and preferences, to issue shares of any series then or previously designated, fixed and determined, and to increase or decrease the number of shares within any series (but not below the number of shares then outstanding). The relative rights and preferences of shares of preferred stock may vary between series in any and all respects. The number of authorized shares of preferred stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to a certificate or certificates establishing a series of preferred stock.

         Except as otherwise expressly provided in any certificate of designation designating any series of preferred stock pursuant to the foregoing provisions of this Article IV, any new series of preferred stock may be designated, fixed and determined as provided herein by the board of



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directors without approval of the holders of common stock or the holders of preferred stock, or any series thereof, and any such series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or equal to the rights of the common stock, the preferred stock, or any future class or series of preferred stock or common stock.

                                    ARTICLE V

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                   ARTICLE VI

         Directors need not be elected by written ballot unless required by the bylaws of the corporation.

                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal bylaws of the corporation.

                                  ARTICLE VIII

         The corporation reserves the right to amend or repeal any provision contained in these amended and restated articles of incorporation in the manner now and hereafter prescribed by statute. All rights conferred upon shareholders herein are granted subject to this reservation.



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                                   ARTICLE IX

         The street address of the corporation's registered office is 5858 Westheimer, Suite 550, Houston, Texas 77057.

         The name of its registered agent at such address is Robert W.
Ohnesorge.

                                    ARTICLE X

         The number of directors constituting the board of directors is seven.

         The names and addresses of the persons now serving as directors until the next annual meeting of shareholders or until their successors be elected and qualify are as follows:

         NAME                                             MAILING ADDRESS
         ----                                             ---------------
         Robert W. Ohnesorge                     5858 Westheimer, Suite 550
                                                 Houston, Texas 77057

         Wade Bennett                            5858 Westheimer, Suite 550
                                                 Houston, Texas 77057

         Ernest D. Rapp                          5858 Westheimer, Suite 550
                                                 Houston, Texas 77057

         Richard V. Bays                         5858 Westheimer, Suite 550
                                                 Houston, Texas 77057

         Scott Hancock                           5858 Westheimer, Suite 550
                                                 Houston, Texas 77057

                                                 5858 Westheimer, Suite 550
        ----------------                         Houston, Texas 77057

                                                 5858 Westheimer, Suite 550
        ----------------                         Houston, Texas 77057

                                   ARTICLE XI

         No director shall be liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability of a director for (i) a



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breach of a director's duty of loyalty to the corporation or its shareholders,
(ii) an act or omission not in good faith that constitutes a breach of duty of the directors to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided by applicable statute, or (iv) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office. If the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.


         Dated:             , 2001.
                ------------
                                             INTEGRATED ORTHOPAEDICS, INC.



                                             By:
                                                -------------------------------
                                                  Its Authorized Officer




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